Exhibit 8.2

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com

[date]

Maxwell Technologies, Inc.

3888 Calle Fortunada

San Diego, CA 92123

Ladies and Gentlemen:

We have acted as counsel to Maxwell Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of February 3, 2019 (the “Agreement”), by and among Tesla, Inc., a Delaware corporation (“Parent”), Cambria Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and the Company, pursuant to which Purchaser is undertaking an exchange offer to acquire issued and outstanding common stock of the Company (the “Offer”) and following the Offer, Purchaser will merge with and into the Company, with the Company as the surviving corporation (the “Merger”).

The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Parent, which includes a prospectus/offer to exchange containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the “Prospectus-Offer to Exchange”). This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Offer, the Merger and all related transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Parent, Purchaser and the Company in the Agreement and the Registration Statement; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to

Maxwell Technologies, Inc.

February     , 2019

us by Parent, Purchaser and the Company on the date hereof; and (iv) that any such statements, representations or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” constitutes our opinion as to the material U.S. federal income tax consequences of the Offer and the Merger.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Offer or the Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Offer or the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Offer and the Merger, including the Prospectus-Offer to Exchange constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

DLA Piper LLP (US)